U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933, AS AMENDED

PETROGEN CORP.
 --------------------------------------------------------------------------------------
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA ------------------------------------------ (State or other Jurisdiction of incorporation of organization)	87-0571853 ------------------------------------------- (I.R.S. Employer Identification No.)
3200 Southwest Freeway
Suite 3300
Houston, Texas 77027
------------------------------------------------------
(Address of Principal Executive Offices)

N/A
-------------------------------------
(Former name, address and fiscal
year, if changed since last report)

Stock Option Plan for Petrogen Corp.
-------------------------------------
(Full title of the plan)

Diane D. Dalmy
Attorney at Law
8965 W. Cornell Place
Lakewood, Colorado, 80227
-------------------------------------
(Name and address of agent for service)

303.985.9324
-------------------------------------
(Telephone number, including area code,
of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	2,515,000	$0.25	$628,750	$50.67
Common Stock	2,110,000	$0.50	$1,055,000	$85.03
Common Stock	375,000	$0.75	$281,250	$22.67 ________
				$158.37

(1)   Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed maximum offering price per share was determined by the Board of Directors of Petrogen Corp. (the "Company") and set contractually. As of the date of this registration statement (the "Registration Statement") 13,000,000 stock options (the "Stock Options") have been issued by the Company under its present "Stock Option Plan" (the "Stock Option Plan"), including 5,000,000 stock options in accordance with this Registration Statement.

(2) This Registration Statement relates to such indeterminate number of additional shares of Common Stock of the Company as may be issuable as a result of stock splits, stock dividends or similar transactions.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:
  the latest annual report of the Company filed on Form 10KSB pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-KSB referred to in (a) above;

  the registration statement of the Company filed on Form 10-SB pursuant to Section 12(g) of the Exchange Act; and

  the description of securities which is contained in the registration statement on Form 10-SB filed by the Company pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities being registered will be passed upon by Diane D. Dalmy, Esq., General Counsel to the Company, of 8965 W. Cornell Place, Lakewood, Colorado, 80227.

None of the experts named in this Registration Statement as having prepared or certified a report, or counsel for the Company named in the Registration Statement as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of offering of such securities, have or will receive in connection with the offering a substantial interest, direct or indirect, in the Company or its subsidiary, if any, nor was connected with the Company or its subsidiary, if any, as a promoter, managing underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes contains provisions for indemnification of the officers and directors of the Company. Nevada law provides for indemnification (which may eliminate any personal liability of a director to the Company or its shareholders for monetary damages for gross negligence or lack of care in carrying out the director's fiduciary duties) if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. A director or officer may be indemnified as to any matter in which he successfully defends himself.

The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

A shareholder may be able to institute legal action on behalf of himself all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has no agreements with any of its directors or executive officers providing or indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

In the event certain Stock Options issued under the Company's Stock Option Plan are not registered pursuant to this Registration Statement, the shares of Common Stock to be issued pursuant to an exercise of such Stock Option shall be issued in reliance upon the exemption from the registration requirements of the Securities Act, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".

In such event each optionee, as a condition of exercise, shall represent, warrant and agree in a form of written certificate approved by the Company that: (i) all shares of Common Stock are being acquired solely for his own account and not on behalf of any other person or entity; (ii) no shares of Common Stock will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws; and (iii) if he is subject to reporting requirements under Section 16(a) of the Exchange Act, he will: (a) furnish the Company with a copy of each Form 4 filed by him; (b) timely file all reports required under the federal securities laws; and (iv) he will report all sales of shares of Common Stock to the Company in writing.

ITEM 8. EXHIBITS.

The following documents are filed as exhibits to this Registration Statement:

5.1	Opinion of Diane D. Dalmy, as counsel to the Company, regarding the legality of the securities being registered.
23.1	Consent of Diane D. Dalmy, as counsel to the Company, included in the Opinion as exhibit 5.1.
23.2	Consent of Dale Matheson Carr-Hilton Labonte as independent public accountants.
99.1	Stock Option Plan.

ITEM 9. UNDERTAKINGS.

The undersigned Company (herein also the "Registrant") hereby undertakes to deliver or cause to be delivered with this Registration Statement to each employee to whom the Registration Statement is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the Registration Statement that it will promptly furnish, without charge, a copy of such report on written request of the employee.

The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Stock Option Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

The undersigned Registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, if applicable, to include any material information with respect to the Stock Option Plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 5, 2004.

By :	PETROGEN CORP. /s/ Sacha H. Spindler ------------------------------------------------- Sacha H. Spindler, Chairman and CEO

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacity and on the date indicated.
Signature	Title	Date
/s/ Sacha H. Spindler ----------------------------------------	Director	March 5, 2004
/s/ Leo William Kerrigan ----------------------------------------	Director	March 5, 2004
/s/ Timothy G. Russel ----------------------------------------	Director	March 5, 2004

EXHIBIT 5.1
Back to List of Exhibits

DIANE D. DALMY
ATTORNEY AT LAW
8965 W. CORNELL PLACE
LAKEWOOD, COLORADO, 80227
 303.985.9324
303.988.6954 (facsimile)
email : ddalmy@earthlink.net

March 5, 2004

Petrogen Corp.
3200 Southwest Freeway, Suite 3300
Houston, Texas 77027

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

Please be advised that I have been engaged as counsel to Petrogen Corp. (the "Company") in connection with preparation of a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"). The Registration Statement pertains to the registration of 5,000,000 shares of the Company's Common Stock, par value $0.001, for the issuance pursuant to the terms and provisions of the Stock Option Plan of the Company (the "Stock Option Plan").

In connection with this opinion, I have examined originals or copies of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of the opinion hereinafter expressed including, but not limited to, the following: (i) the Registration Statement on Form S-8; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended and currently in effect; (iii) the Stock Option Plan and associated documents; (iv) certain resolutions of the Board of Directors of the Company relating to the adoption of the Stock Option Plan and other transactions contemplated by the Registration Statement; and (v) such other documents as I have deemed necessary or appropriate as a basis for this opinion. I have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, when issued and sold in accordance with the terms of the Stock Option Plan, will be validly issued, fully paid and non-assessable.

I am a member of the Bar of the State of Colorado and the opinions expressed herein are limited to the corporate laws of Nevada pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" laws of various states.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Diane D. Dalmy
-----------------------------------

EXHIBIT 23.2
Back to List of Exhibits

DALE MATHESON CARR-HILTON LABONTE
C H A R T E R E D    A C C O U N T A N T S
 610 - 938 Howe Street, Vancouver, BC Canada. V6Z 1N9
Telephone (604) 682-2778   Facsimile (604) 689-2778

March 5, 2004

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Petrogen Corp. - Form S-8 Registration of 5,000,000 shares of common stock

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated December 30, 2003 to the Stockholders and Board of Directors with respect to the consolidated financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended September 30, 2003 on Form 10-KSB.

Sincerely,

DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants

"Dale Matheson Carr-Hilton LaBonte"

RJL/jb

c.c. Petrogen Corp.

EXHIBIT 99.1 Back to List of Exhibits
STOCK OPTION PLAN
For: 3200 Southwest Freeway, Suite 3300 Houston, Texas 77027

PETROGEN CORP.
STOCK OPTION PLAN

This stock option plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel to Petrogen Corp., its subsidiaries and affiliates.

1. Definitions.

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

Board :	The Board of Directors of Petrogen Corp.
Common Stock :	The U.S. $0.001 par value common stock of Petrogen Corp.
Company :	Petrogen Corp., a corporation incorporated under the laws of the State of Nevada, U.S.A., and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

Date of Grant :	The date on which an Option (see hereinbelow) is granted under the Plan.
Fair Market Value :	The Fair Market Value of the Option Shares. Such Fair Market Value as of any date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the closing price for the Common Stock on the last trading day preceding the date of grant; provided, further, that if the Company's shares are not listed on any exchange the Fair Market Value of such shares shall not be less than the average of the means between the bid and asked prices quoted on each such date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

Incentive Stock Option :	An Option as described in Section 9 hereinbelow intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended.
Key Person :	A person designated by the Board upon whose judgment, initiative and efforts the Company or a Related Company may rely, who shall include any Director, Officer, employee or consultant of the Company. A Key Person may include a corporation that is wholly-owned and controlled by a Key Person who is eligible for an Option grant, but in no other case may the Company grant an option to a legal entity other than an individual.

Option :	The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see hereinbelow).
Option Agreement :	The written agreement (and any amendment or supplement thereto) between the Company and a Key Person designating the terms and conditions of an Option.
Option Shares :	The shares of Common Stock underlying an Option granted to a Key Person.
Optionee :	A Key Person who has been granted an Option.
Related Company :	Any subsidiary or affiliate of the Company or of any subsidiary of the Company. The determination of whether a corporation is a Related Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.

2. Purpose and Scope

  The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

  This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters.

  Incentive benefits granted hereunder may be either Incentive Stock Options, Non-qualified Stock Options, stock awards, Restricted Shares or cash awards. The types of options or other incentives granted shall be determined by the Board or the Compensation Committee and reflected in the terms of written agreements.

3. Administration of the Plan

The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under each other section of the Plan.

In accordance with and subject to the provisions of the Plan, the Board is hereby authorized to provide for the granting, vesting, exercise and method of exercise of any Options all on such terms (which may vary between Options and Optionees granted from time to time) as the Board shall determine. In addition, and without limiting the generality of the foregoing, the Board shall select the Optionees and shall determine: (i) the number of shares of Common Stock to be subject to each Option, however, in no event may the maximum number of shares reserved for any one individual exceed 20% of the issued and outstanding share capital of the Company; (ii) the time at which each Option is to be granted; (iii) the purchase price for the Option Shares; (iv) the Option period; and (v) the manner in which the Option becomes exercisable or terminated. In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable. The Board may determine the form of Option Agreement to evidence each Option.

The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to the prior approval of any exchange or over-the-counter market which is applicable to the Company, and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan. If the shares are not listed on any exchange, then such approval is not necessary.

Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees and their respective successors in interest.

4. The Common Stock

Save and except as may be determined by the Board at a duly constituted meeting of the Board as set forth hereinbelow, the Board is presently authorized to appropriate, grant Options, issue and sell for the purposes of the Plan, a total number of shares of the Company's Common Stock not to exceed 15,000,000, or the number and kind of shares of Common Stock or other securities which in accordance with Section 10 shall be substituted for the shares or into which such shares shall be adjusted. Save and except as may otherwise be determined by the disinterested approval of the shareholders of the Company at any duly called meeting of the shareholders of the Company, at any duly constituted Board meeting the Board may determine that the total number of shares of the Company's Common Stock which may be reserved for issuance for Options granted and to be granted under this Plan, from time to time, may be to the maximum extent of up to 100% of the Company's issued and outstanding Common Stock as at the date of any such meeting of the Board. In this regard, and subject to the prior disinterested approval of the shareholders of the Company at any duly called meeting of the shareholders of the Company, the total number of shares of the Company's Common Stock which may be reserved for issuance for Options granted and to be granted under this Plan, from time to time, may be increased to greater than 100% of the Company's issued and outstanding Common Stock as at the date of notice of any such meeting of the shareholders of the Company whereat such disinterested shareholders' approval is sought and obtained by the Company. All or any unissued shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

5. Eligibility

Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

6. Option Price and number of Option Shares

The Board shall, at the time an Option is granted under this Plan, fix and determine the exercise price at which Option Shares may be acquired upon the exercise of such Option; provided, however, that any such exercise price shall not be less than that, from time to time, permitted under the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

The number of Option Shares that may be acquired under an Option granted to an Optionee under this Plan shall be determined by the Board as at the time the Option is granted; provided, however, that the aggregate number of Option Shares reserved for issuance to any one Optionee under this Plan, or any other plan of the Company, shall not exceed 20% of the total number of issued and outstanding Common Stock of the Company.

7. Duration, vesting and exercise of Options

  The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this Section 7 and the Option Agreement.

  During the lifetime of the Optionee the Option shall be exercisable only by the Optionee. Subject to the limitations in paragraph (a) hereinabove, any Option held by an Optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board may determine.

  The Board may determine whether an Option shall be exercisable at any time during the option period as provided in paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments or by vesting only. If the Board determines the latter it shall determine the number of installments or vesting provisions and the percentage of the Option exercisable at each installment or vesting date. In addition, all such installments or vesting shall be cumulative. In this regard the Company will be subject, at all times, to any rules and policies of any exchange or over-the-counter market which is applicable to the Company and respecting any such required installment or vesting provisions for certain or all Optionees.

  In the case of an Optionee who is a director or officer of the Company or a Related Company, if, for any reason (other than death or removal by the Company or a Related Company), the Optionee ceases to serve in that position for either the Company or a Related Company, any option held by the Optionee at the time such position ceases or terminates may, at the sole discretion of the Board, be exercised within up to 90 calendar days after the effective date that his position ceases or terminates (subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee's position ceased or terminated. After such 90-day period any unexercised portion of an Option shall expire.

  In the case of an Optionee who is an employee or consultant of the Company or a Related Company, if, for any reason (other than death or termination for cause by the Company or a Related Company), the Optionee ceases to be employed by either the Company or a Related Company, any option held by the Optionee at the time his employment ceases or terminates may, at the sole discretion of the Board, be exercised within up to 60 calendar days (or up to 30 calendar days where the Optionee provided only investor relations services to the Company or a Related Company) after the effective date that his employment ceased or terminated (that being up to 60 calendar days (or up to 30 calendar days) from the date that, having previously provided to or received from the Company a notice of such cessation or termination, as the case may be, the cessation or termination becomes effective; and subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased or terminated. After such 60-day (or 30-day) period any unexercised portion of an Option shall expire.

  In the case of an Optionee who is an employee or consultant of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire. For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.

  Neither the selection of any Key Person as an Optionee nor the granting of an Option to any Optionee under this Plan shall confer upon the Optionee any right to continue as a director, officer, employee or consultant of the Company or a Related Company, as the case may be, or be construed as a guarantee that the Optionee will continue as a director, officer, employee or consultant of the Company or a Related Company, as the case may be.

  Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8.

8. Payment for Option Shares

Unless restricted by the Option agreement, the exercise price shall be paid by any of the following methods or any combination of the following methods:
  in cash;

  by cashier's check, certified cheque, or other acceptable banker's note payable to the order of the Company;

  by net exercise notice whereby the Option Holder will authorize the return to the Plan pool, and deduction from the Option Holder's Stock Option, of sufficient Option Shares whose net value (Fair Value less Option exercise price) is sufficient to pay the Option Price of the Shares exercised. The Fair Value of the Shares of the Option to be returned to the Plan pool as payment will be determined by the closing price of the Company's Shares on the date notice is delivered;

  by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions (referred to in the industry as 'delivery against payment') to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price; or

  such other method as the Option Holder and the Board may determine as adequate including delivery of acceptable securities (including securities of the Company), set-off for wages or invoices due, property, or other adequate value.

In the discretion of the Board, the Company may grant a loan or guarantee a third-party loan obtained by an Option Holder to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

9. Incentive stock Options

  The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant to any Key Person who is an employee eligible to receive Options one or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

  The Option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be no less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Incentive Stock Option.

  The Option term of each Incentive Stock Option shall be determined by the Board and shall be set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later than 10 years from the Date of Grant and shall be subject to possible early termination as set forth in Section 7 hereinabove.

10. Changes in Common Stock, adjustments, etc.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11. Relationship of employment

Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time.

12. Non-transferability of Option

No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

13. Rights as a stockholder

No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

14. Securities laws requirements

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Act"), any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

In addition, the Company may not, except as otherwise directed by counsel to the Company, register any Option Shares for resale under the U.S. Act or under any other applicable securities legislation when the registration of any such Option Shares may be contrary or inconsistent with the intent of any provisions, rules or policies promulgated under the U.S. Act or any other securities legislation applicable to any such Option Shares.

15. Disposition of Option Shares

Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (i) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the U.S. Act or any other applicable federal or state securities laws; (iii) that if he is subject to reporting requirements under Section 16(a) of the United States Securities Exchange Act of 1934, as amended, he will (a) furnish the Company with a copy of each Form 4 filed by him and (b) timely file all reports required under the federal securities laws; and (iv) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

16. Effective date of Plan; termination date of Plan

The Plan shall be deemed effective as of March 5th, 2004. The Plan shall terminate at midnight on March 5th, 2024 except as to Options previously granted and outstanding under the Plan at the time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

17. Other provisions

The following provisions are also in effect under the Plan :

  the use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

  any expenses of administering the Plan shall be borne by the Company;

  this Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and

  the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Nevada, U.S.A.

This Plan is dated and made effective on this 5th day of March 2004.

BY ORDER OF THE BOARD OF DIRECTORS OF PETROGEN CORP.
Per :

"Sacha H. Spindler"

Sacha H. Spindler
Chairman, CEO and a Director

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